EXHIBIT 99.1

S&W Announces Second Quarter Fiscal 2021 Financial Results

For Immediate Release

Company Contact:Investor Contact:

Matthew Szot, Chief Financial Officer Robert Blum

S&W Seed CompanyLytham Partners, LLC
Phone: (720) 506-1164Phone: (602) 889-9700
www.swseedco.comsanw@lythampartners.comwww.lythampartners.com

LONGMONT, Colorado – February 11, 2021 – S&W Seed Company (Nasdaq: SANW) today announced financial results for the second quarter of fiscal year 2021 ended December 31, 2020. The Company also announced it is increasing its Core Revenue and total revenue outlook for fiscal 2021.

"We believe the second half of our fiscal 2021, which runs from January through June, is setting up to be strong, driven by both improved macro agricultural trends and company-specific initiatives that have the potential to transform S&W for years to come,” commented Mark Wong, President & CEO of S&W Seed Company. "With the backdrop of agricultural commodities near seven-year highs, we remain on track to commercialize this spring our first ever proprietary seed trait technology product, a non-GMO herbicide tolerant sorghum, that we believe is expected to have the highest value of any commercial sorghum trait currently in the market. This launch is expected to position S&W as the only completely integrated agricultural seed company with trait technology products for a middle market crop. As we move forward, our goal is to replicate the business model applied by the larger integrated seed companies in leading acreage crops such as corn and soybeans, but focus on middle market acreage opportunities such as sorghum, alfalfa and sunflower which have had minimal tech investment by the industry over the years. We believe we are well positioned to take advantage of one of the next big opportunities in agriculture and are pleased by the continued execution of the strategy we laid out three years ago.”

Financial Results

Core Revenue (which we define as total revenue, excluding product revenue attributable to Pioneer) for the second quarter of fiscal 2021 was $11.0 million, compared to Core Revenue for the second quarter of fiscal 2020 of $9.2 million, an increase of approximately 20%.

As announced in May 2019, S&W entered into a termination agreement and an alfalfa license agreement with Pioneer Hi-Bred International, a subsidiary of Corteva Agriscience, to replace its prior alfalfa distribution agreement with Pioneer. Due to these agreements with Pioneer, S&W discloses Core Revenue as a metric to track performance of its business on a go-forward basis. The increase in Core Revenue for the second quarter of fiscal 2021 can be primarily attributed to Pasture Genetics, which the Company acquired on February 24, 2020.

Total revenue for the second quarter of fiscal 2021 was $15.1 million, compared to total revenue for the second quarter of fiscal 2020 of $12.4 million. For the second quarter of fiscal 2021, S&W recorded product revenue from Pioneer of $4.1 million, compared to $3.1 million in the second quarter of fiscal 2020.

GAAP gross margins during the second quarter of fiscal 2021 were 13.5% compared to GAAP gross margins of 17.7% in the second quarter of fiscal 2020. Adjusted gross margins, excluding the impact of inventory write-downs (see Table A1), were 13.8% in the second quarter of fiscal 2021 compared to 21.6% in the second quarter of fiscal 2020. The results for the second quarter reflect the seasonality of the business which consists primarily of lower margin alfalfa seed sales.  The decrease from the second quarter of the prior year is primarily due to increased strategic lower margin alfalfa sales into certain regions to gain market share and targeted low margin sales to clear excess alfalfa inventory, coupled with the absence of certain higher margin product sales which shifted from the second quarter to the third quarter of fiscal 2021.

GAAP operating expenses for the second quarter of fiscal 2021 were $9.4 million, compared to $8.1 million in the second quarter of fiscal 2020. The increase in operating expenses for the second quarter of fiscal 2021 can be attributed to additional expenses from the acquisition of Pasture Genetics, and additional investments in S&W's sales and marketing and research and development functions.

GAAP net loss for the second quarter of fiscal 2021 was $(8.5) million, or $(0.25) per basic and diluted share, compared to GAAP net loss of $(6.7) million, or $(0.20) per basic and diluted share, in the second quarter of fiscal 2020.

Adjusted net loss (see Table A3) for the second quarter of fiscal 2021 was $(7.9) million, or $(0.23) per basic and diluted share, excluding change in contingent consideration obligation, and interest expense – amortization of debt discount. Adjusted net loss (see Table A3) for the second quarter of fiscal 2020, excluding transaction costs, change in estimated value of assets held for sale, loss on extinguishment of debt, and interest expense – amortization of debt discount, was $(6.2) million, or $(0.19) per basic and diluted share.

Adjusted EBITDA (see Table B) for the second quarter of fiscal 2021 was $(5.5) million, compared to adjusted EBITDA of $(4.2) million in the second quarter of fiscal 2020.

Fiscal 2021 Revenue Guidance

S&W is increasing its previously issued guidance for Core Revenue and total revenue for fiscal 2021.

S&W now expects fiscal 2021 Core Revenue to be within a range of $78 to $81 million, representing an expected increase of 30% to 35% compared to fiscal 2020 Core Revenue of $59.9 million.

Including contributions from Pioneer, S&W now expects total revenue for fiscal 2021 to be within a range of $92.5 to $95.5 million.

Conference Call

S&W Seed Company has scheduled a conference call for Thursday, February 11, 2021, at 11:00 am ET (8:00 am PT) to review these results. Interested parties can access the conference call by dialing (844) 861-5498 or (412) 317-6580 or can listen via a live Internet webcast, which is available in the Investor Relations section of the Company's website at http://www.swseedco.com/investors. A teleconference replay of the call will be available for three days at (877) 344-7529 or (412) 317-0088, confirmation #10151227. A webcast replay will be available in the Investor Relations section of the Company's website at http://www.swseedco.com/investors for 30 days.

Non-GAAP Financial Measures

In addition to financial results reported in accordance with accounting principles generally accepted in the United States of America (“GAAP”), we have provided the following non-GAAP financial measures in this release and the accompanying tables: adjusted gross margins; adjusted operating expenses; adjusted net loss; adjusted net loss per share; and adjusted EBITDA. We use these non-GAAP financial measures internally to facilitate period-to-period comparisons and analysis of our operating performance and liquidity, and believe they are useful to investors as a supplement to GAAP measures in analyzing, trending and benchmarking the performance and value of our business. However, these measures are not intended to be a substitute for those reported in accordance with GAAP. These measures may be different from non-GAAP financial measures used by other companies, even when similar terms are used to identify such measures.

For reconciliations of historical non-GAAP financial measures to the most comparable financial measures under GAAP, see Tables A and B accompanying this release.

In order to calculate these non-GAAP financial measures, we make targeted adjustments to certain GAAP financial line items found on our Consolidated Statement of Operations, backing out non-recurring or unique items or items that we believe otherwise distort the underlying results and trends of the ongoing business. We have excluded the following items from one or more of our non-GAAP financial measures for the periods presented:

Selling, general and administrative expenses; operating expenses. We exclude from operating expenses a portion of SG&A expense related to non-recurring transaction expenses related to acquisitions. Such acquisition-related expenses include non-recurring transaction fees, due diligence costs and other direct costs associated with our acquisitions. These amounts are unrelated to our core performance during any particular period and are impacted by the timing of the acquisition. We exclude acquisition-related expenses from our SG&A expense and total operating expenses to provide investors a method to compare our operating results to prior periods and to peer companies, as such amounts can vary significantly based on the frequency of acquisitions and the magnitude of acquisition expenses.

Change in estimated value of assets held for sale.  The change in estimated value of assets held for sale represents our estimated change in the value of certain properties held for sale.  These amounts are non-cash losses and are unrelated to our core performance during any particular period. We believe it is useful to exclude these amounts in order to better understand our business performance and allow investors to compare our results with peer companies.

Change in contingent consideration obligation.  The change in contingent consideration obligation represents our estimated change in the value of contingent earn-out related to the February 2020 acquisition of Pasture Genetics.  These amounts are non-cash gains and are unrelated to our core performance during any particular period. We believe it is useful to exclude these amounts in order to better understand our business performance and allow investors to compare our results with peer companies.

Loss on extinguishment of debt.   Loss on extinguishment of debt represents the unamortized debt issuance costs related to our terminated KeyBank credit agreement.  These amounts are non-cash losses, and are unrelated to our core performance during any particular period. We believe it is useful to exclude these amounts in order to better understand our business performance and allow investors to compare our results with peer companies.

Interest expense – amortization of debt discount.  Amortization of debt discount and debt issuance costs are primarily related to our working capital lines of credit and term loans. These amounts are non-cash charges and are unrelated to our core performance during any particular period. We believe it is useful to exclude these amounts in order to better understand our business performance and allow investors to compare our results with peer companies.

Non-GAAP Tax Rate.  The estimated non-GAAP effective tax rate adjusts the tax effect to quantify the tax consequences of the excluded non-GAAP items.

Descriptions of the non-GAAP financial measures included in this release and the accompanying tables are as follows:

Adjusted gross margins.  We define adjusted gross margins as gross margins, adjusted to exclude the impact of inventory write-downs. We believe that the use of adjusted gross margins is useful to investors and other users of our financial statements in evaluating our operating performance because it provides a method to compare our operating results to prior periods and to peer companies after making adjustments for inventory write-downs.

Adjusted operating expenses. We define adjusted operating expenses as operating expenses, adjusted to exclude non-recurring transaction costs from SG&A. We believe that the use of adjusted operating expenses is useful to investors and other users of our financial statements in evaluating our operating performance because non-recurring transaction costs are unrelated to our core performance during any particular period and are impacted by the timing of our acquisitions. We believe this provides investors with a method to compare our operating results to prior periods and to peer companies, as such amounts can vary significantly based on the frequency of acquisitions and the magnitude of acquisition expenses.

Adjusted net loss and non-GAAP loss per share.  We define non-GAAP net loss as net loss less non-recurring transaction charges, change in estimated value of assets held for sale, change in contingent consideration obligation, loss on extinguishment of debt and interest expense - amortization of debt discount.  However, in order to provide a complete picture of our recurring core business operating results, we also exclude from non-GAAP net loss the tax effects of these adjustments. We used an effective tax rate that we believe would be applied had our income approximated the non-GAAP net loss for the presented periods. We caution investors that the tax effects of these adjustments are based on management's estimates. We believe that these non-GAAP financial measures provide useful supplemental information for evaluating our operating performance.

Adjusted EBITDA. We define Adjusted EBITDA as GAAP net loss, adjusted to exclude non-recurring transaction costs from SG&A, depreciation and amortization, non-cash stock-based compensation, foreign currency (gain) loss, change in estimated value of assets held for sale, change in contingent consideration obligation, loss on extinguishment of debt, interest expense – amortization of debt discount, interest expense, and provision for income taxes. We believe that the use of adjusted EBITDA is useful to investors and other users of our financial statements in evaluating our operating performance because it provides them with an additional tool to compare business performance across companies and across periods. We use adjusted EBITDA in conjunction with traditional GAAP operating performance measures as part of our overall assessment of our performance, for planning purposes, including the preparation of our annual operating budget, to evaluate the effectiveness of our business strategies and to communicate with our board of directors concerning our financial performance. Management does not place undue reliance on adjusted EBITDA as its only measure of operating performance. Adjusted EBITDA should not be considered as a substitute for other measures of financial performance reported in accordance with GAAP.

About S&W Seed Company
Founded in 1980, S&W Seed Company is a global agricultural company headquartered in Longmont, Colorado. S&W’s vision is to be the world’s preferred proprietary seed company which supplies a range of forage and specialty crop products that supports the growing global demand for animal proteins and healthier consumer diets. S&W is a global leader in proprietary alfalfa, sorghum and pasture seeds, with significant research and development, production and distribution capabilities. S&W’s product portfolio also includes hybrid sunflower and wheat and the company is utilizing its research and breeding expertise to develop and produce stevia, the all-natural, zero calorie sweetener for the food and beverage industry. For more information, please visit www.swseedco.com.

Safe Harbor Statement
This release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended and such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. “Forward-looking statements” describe future expectations, plans, results, or strategies and are generally preceded by words such as “may,” “future,” “plan” or “planned,” “will” or “should,” “expected,” “anticipates,” “draft,” “eventually” or “projected.” Forward-looking statements in this release include, but are not limited to: potential drivers of S&W’s future growth;

expectations regarding the value of our non-GMO herbicide tolerant sorghum proprietary seed trait technology product; our anticipated positioning with respect to middle market crops; updated guidance on Core Revenue and total revenue outlook for 2021; and our plans for the advancement of our business strategy.  You are cautioned that such statements are subject to a multitude of risks and uncertainties that could cause future circumstances, events, or results to differ materially from those projected in the forward-looking statements, including our proprietary seed trait technology products may not yield their anticipated benefits; changes in the competitive landscape and the introduction of competitive products may negatively impact our results of operations; we may not obtain sufficient financing to fund our strategic plans and business strategy; our business strategic initiatives may not achieve the expected results; global pandemics and other health crises, such as COVID-19, may negatively impact our operations and financial results; and the risks associated with our ability to successfully optimize and commercialize our business. These and other risks are identified in our filings with the Securities and Exchange Commission, including, without limitation, our Annual Report on Form 10-K for the year ended June 30, 2020 and in other filings subsequently made by the Company with the Securities and Exchange Commission. All forward-looking statements contained in this press release speak only as of the date on which they were made and are based on management’s assumptions and estimates as of such date. We do not undertake any obligation to publicly update any forward-looking statements, whether as a result of the receipt of new information, the occurrence of future events or otherwise.

S&W SEED COMPANY

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2020	2019	2020	2019
Revenue	$15,051,331	$12,353,100	$28,906,717	$24,625,557
Cost of revenue	13,013,171	10,160,727	25,087,625	19,360,313
Gross profit	2,038,160	2,192,373	3,819,092	5,265,244
Operating expenses
Selling, general and administrative expenses	5,920,286	5,119,598	10,605,030	9,767,924
Research and development expenses	2,109,303	1,671,873	4,125,989	3,260,064
Depreciation and amortization	1,411,890	1,346,004	2,789,978	2,410,802
Gain on disposal of property, plant and equipment	(41,068)	(1,500)	(42,068)	(13,075)
Total operating expenses	9,400,411	8,135,975	17,478,929	15,425,715
Loss from operations	(7,362,251)	(5,943,602)	(13,659,837)	(10,160,471)
Other expense
Foreign currency gain	(203,770)	(112,363)	(104,553)	(14,176)
Change in estimated value of assets held for sale	—	7,238	—	92,931
Change in contingent consideration obligation	330,699	—	435,519	—
Loss on extinguishment of debt	—	140,638	—	140,638
Interest expense - amortization of debt discount	257,523	111,810	367,660	297,712
Interest expense	606,059	501,781	1,178,342	938,279
Loss before income taxes	(8,352,762)	(6,592,706)	(15,536,805)	(11,615,855)
Provision for income taxes	42,480	23,290	44,312	24,520
Net loss	$(8,395,242)	$(6,615,996)	$(15,581,117)	$(11,640,375)
Net income (loss) attributed to noncontrolling interests	71,210	48,861	58,095	(50,028)
Net loss attributable to S&W Seed Company	$(8,466,452)	$(6,664,857)	$(15,639,212)	$(11,590,347)

Net loss attributable to S&W Seed Company per common share:
Basic	$(0.25)	$(0.20)	$(0.47)	$(0.35)
Diluted	$(0.25)	$(0.20)	$(0.47)	$(0.35)
Weighted average number of common shares outstanding:
Basic	33,547,868	33,301,578	33,498,952	33,294,344
Diluted	33,547,868	33,301,578	33,498,952	33,294,344

TABLE A1
S&W SEED COMPANY
ITEMIZED RECONCILIATION BETWEEN GROSS PROFIT AND NON-GAAP ADJUSTED GROSS PROFIT
(UNAUDITED)

	Three Months Ended December 31,		Six Months Ended December 31,
	2020	2019	2020	2019
Gross profit	$2,038,160	$2,192,373	$3,819,092	$5,265,244

Inventory write-downs	37,251	470,533	945,748	818,099

Non-GAAP adjusted gross profit	$2,075,411	$2,662,906	$4,764,840	$6,083,343

Non-GAAP adjusted gross margin	13.8%	21.6%	16.5%	24.7%

TABLE A2
S&W SEED COMPANY
ITEMIZED RECONCILIATION BETWEEN OPERATING EXPENSES AND NON-GAAP ADJUSTED OPERATING EXPENSES
(UNAUDITED)

	Three Months Ended December 31,		Six Months Ended December 31,
	2020	2019	2020	2019
Operating expenses	$9,400,411	$8,135,975	$17,478,929	$15,425,715

Non-recurring transaction costs	—	(178,072)	(20,000)	(356,359)

Non-GAAP adjusted operating expenses	$9,400,411	$7,957,903	$17,458,929	$15,069,356

TABLE A3
S&W SEED COMPANY
ITEMIZED RECONCILIATION BETWEEN NET LOSS AND NON-GAAP ADJUSTED NET LOSS
(UNAUDITED)

	Three Months Ended December 31,		Six Months Ended December 31,
	2020	2019	2020	2019
Net loss attributable to S&W Seed Company	$(8,466,452)	$(6,664,857)	$(15,639,212)	$(11,590,347)

Non-recurring transaction costs	-	178,072	20,000	356,359

Change in estimated value of assets held for sale	-	7,238	-	92,931

Loss on extinguishment of debt	-	140,638	-	140,638

Change in contingent consideration obligation	330,699	-	435,519	-

Interest expense - amortization of debt discount	257,523	111,810	367,660	297,712

Non-GAAP adjusted net loss	$(7,878,230)	$(6,227,099)	$(14,816,033)	$(10,702,707)

Non-GAAP adjusted net loss attributable to S&W Seed Company per common share:
Basic	$(0.23)	$(0.19)	$(0.44)	$(0.32)
Diluted	$(0.23)	$(0.19)	$(0.44)	$(0.32)
Weighted average number of common shares outstanding:
Basic	33,547,868	33,301,578	33,498,952	33,294,344
Diluted	33,547,868	33,301,578	33,498,952	33,294,344

TABLE B

S&W SEED COMPANY

ITEMIZED RECONCILIATION BETWEEN NET LOSS AND NON-GAAP ADJUSTED EBITDA

(UNAUDITED)

	Three Months Ended		Six Months Ended
	December 31		December 31
	2020	2019	2020	2019
Net loss attributed to S&W Seed Company	$(8,466,452)	(6,664,857)	$(15,639,212)	$(11,590,347)

Non-recurring transaction costs	-	178,072	20,000	356,359

Non-cash stock-based compensation	561,216	309,767	881,625	468,604

Depreciation and amortization	1,411,890	1,346,004	2,789,978	2,410,802

Foreign currency gain	(203,770)	(112,363)	(104,553)	(14,176)

Change in estimated fair value of assets held for sale	-	7,238	-	92,931

Change in contingent consideration obligation	330,699	-	435,519	-

Loss on extinguishment of debt	-	140,638	-	140,638

Interest expense - amortization of debt discount	257,523	111,810	367,660	297,712

Interest expense	606,059	501,781	1,178,342	938,279

Provision for income taxes	42,480	23,290	44,312	24,520

Non-GAAP adjusted EBITDA	$(5,460,355)	(4,158,620)	$(10,026,329)	$(6,874,678)

S&W SEED COMPANY

CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	December 31,	June 30,
	2020	2020
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$2,926,079	$4,123,094
Accounts receivable, net	12,906,291	19,023,098
Inventories, net	71,990,869	63,882,938
Prepaid expenses and other current assets	1,981,651	1,374,677
Assets held for sale	949,954	—
TOTAL CURRENT ASSETS	90,754,844	88,403,807
Property, plant and equipment, net	18,357,931	20,494,312
Intangibles, net	38,584,801	38,784,058
Goodwill	1,701,196	1,508,675
Other assets	6,688,936	6,764,781
TOTAL ASSETS	$156,087,708	$155,955,633
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts payable	$13,790,765	$8,045,694
Deferred revenue	6,893,665	6,171,904
Accrued expenses and other current liabilities	7,575,410	9,618,892
Lines of credit, net	35,507,071	26,983,264
Current portion of long-term debt, net	1,656,565	1,780,522
TOTAL CURRENT LIABILITIES	65,423,476	52,600,276
Long-term debt, net, less current portion	13,753,716	14,328,823
Contingent consideration obligation	5,258,591	4,263,503
Other non-current liabilities	3,143,234	3,427,054
TOTAL LIABILITIES	87,579,017	74,619,656
STOCKHOLDERS' EQUITY
Preferred stock, $0.001 par value; 5,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $0.001 par value; 75,000,000 shares authorized; 34,189,660 issued and 34,164,660 outstanding at December 31, 2020; 33,457,861 issued and 33,432,861 outstanding at June 30, 2020;	34,190	33,458
Treasury stock, at cost, 25,000 shares	(134,196)	(134,196)
Additional paid-in capital	140,028,674	137,809,540
Accumulated deficit	(65,780,154)	(50,140,942)
Accumulated other comprehensive loss	(5,577,458)	(6,111,424)
Noncontrolling interests	(62,365)	(120,459)
TOTAL STOCKHOLDERS' EQUITY	68,508,691	81,335,977
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$156,087,708	$155,955,633

S&W SEED COMPANY

CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Six Months Ended December 31,
	2020	2019
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(15,581,117)	$(11,640,375)
Adjustments to reconcile net loss from operating activities to net cash used in operating activities
Stock-based compensation	881,625	468,604
Change in allowance for doubtful accounts	(32,180)	(36,018)
Inventory write-down	945,748	818,099
Depreciation and amortization	2,789,978	2,410,802
Gain on disposal of property, plant and equipment	(42,068)	(13,075)
Change in foreign exchange contracts	(489,504)	(73,677)
Change in contingent consideration obligation	435,519	-
Change in estimated fair value of assets held for sale	-	92,931
Loss on debt extinguishment	-	140,638
Amortization of debt discount	367,660	297,712
Changes in:	-	-
Accounts receivable	6,774,943	2,644,671
Inventories	(6,939,539)	(5,193,721)
Prepaid expenses and other current assets	(28,889)	16,829
Other non-current asset	53,188	31,935
Accounts payable	5,004,596	6,643,907
Deferred revenue	721,595	1,066,964
Accrued expenses and other current liabilities	(2,507,353)	(943,890)
Other non-current liabilities	(241,281)	(218,475)
Net cash used in operating activities	(7,887,079)	(3,486,139)
CASH FLOWS FROM INVESTING ACTIVITIES
Additions to property, plant and equipment	(346,980)	(1,447,549)
Proceeds from disposal of property, plant and equipment	629,449	20,075
Proceeds from the sale of assets held for sale	-	1,757,069
Acquisition of wheat assets	-	(2,633,000)
Net cash provided by (used in) investing activities	282,469	(2,303,405)
CASH FLOWS FROM FINANCING ACTIVITIES
Net proceeds from sale of common stock	1,385,926	-
Taxes paid related to net share settlements of stock-based compensation awards	(47,686)	(16,177)
Borrowings and repayments on lines of credit, net	6,045,840	6,648,102
Borrowings of long-term	-	258,721
Debt issuance costs	(92,727)	(879,655)
Repayments of long-term debt	(1,462,798)	(1,147,447)
Net cash provided by financing activities	5,828,555	4,863,544
EFFECT OF EXCHANGE RATE CHANGES ON CASH	579,040	(152,730)
NET DECREASE IN CASH & CASH EQUIVALENTS	(1,197,015)	(1,078,730)
CASH AND CASH EQUIVALENTS, beginning of the period	4,123,094	3,431,802
CASH AND CASH EQUIVALENTS, end of period	$2,926,079	$2,353,072